UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2006

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On July 25, 2006, Robert Half International Inc. issued a press release reporting earnings for the second fiscal quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing information in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such future filing.

Item 8.01    Other Events.

On May 4, 2006, Plaintiff Don Tran, on behalf of himself and a putative class of salaried Consultants, and a sub-class of terminated salaried Consultants filed a complaint in California Superior Court naming Protiviti Inc., a wholly-owned subsidiary of the Company (“Protiviti”), as Defendant. The complaint alleges that salaried Consultants based in California have been misclassified under California law as exempt employees and seeks an unspecified amount for unpaid overtime pay alleged to be due to them had they been paid as non-exempt, hourly employees. Plaintiff also seeks an unspecified amount for statutory penalties for alleged violations of the California Labor Code arising from the alleged misclassification of these employees as exempt employees. The complaint further seeks damages and penalties for the failure to provide meal and rest periods, and for the failure to reimburse business expenses, including, without limitation, parking and cellular telephone expenses. At this early stage of the litigation, it is not feasible to predict the outcome of or a range of loss, should a loss occur, from this proceeding, and accordingly, no amounts will be provided in the financial statements to be included in the Company’s Form 10-Q for the quarterly period ended June 30, 2006. Protiviti believes it has meritorious defenses to the allegations, and Protiviti intends to vigorously defend against litigation.

On September 10, 2004, Plaintiff Mark Laffitte, on behalf of a putative class of salaried Account Executives and Staffing Managers, filed a complaint in California Superior Court naming the Company and three of its wholly owned subsidiaries as Defendants. The complaint alleges that salaried Account Executives and Staffing Managers based in California have been misclassified under California law as exempt employees and seeks an unspecified amount for unpaid overtime pay alleged to be due to them had they been paid as non-exempt hourly employees. In addition, the Plaintiff seeks an unspecified amount for statutory penalties for alleged violations of the California Labor Code arising from the alleged misclassification of these employees as exempt employees. On June 22, 2006, the Court heard cross-motions concerning class certification, and has taken such motions under submission. As of the date of this report, the Court has not made any ruling on such motions. At this stage of the litigation, it is not feasible to predict the outcome of or a range of loss, should a loss occur. Accordingly, no amounts have been provided in the Company’s previously filed financial statements, or will be provided in the financial statements to be included in the Company’s Form 10-Q for the quarterly period ended June 30, 2006. The Company believes it has meritorious defenses to the allegations made in the complaint, and intends to continue to vigorously defend against the litigation. Reference is made to Note G to the Condensed Consolidated Financial Statements included in Part I, Item 1 of the Company’s Form 10-Q for the quarterly period ended March 31, 2006 for a complete description of this case.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description
99.1	Robert Half International Inc. July 25, 2006, Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: July 25, 2006	By:	/s/ M. Keith Waddell
	Name:	M. Keith Waddell
	Title:	Vice Chairman, President and Chief Financial Officer